AGREEMENT

       This AGREEMENT is entered into this ___th day of March 1999 by and between _________________________________ (hereinafter,
Creditor) and AMERICAN CUSTOM COMPONENTS, INC. (hereinafter, ACC).

       Creditor is an owner of certain monetary debt and/or other obligations which may be owed to him by ACC as a result of either, loans provided to ACC for business purposes, or goods and/or services provided to ACC in the ordinary course of business.

       Creditors recognize that the financial situation of ACC is such that the company has the option of informally restructuring without the aid of the Court system or placing itself under the protection of the courts. Creditor wishes to assist ACC in an informal restructuring and enters into this agreement for that purpose. Therefore, this is an all-inclusive agreement to settle all claims and/or obligations, which may exist between the parties.

       The purpose of this Agreement is to provide a vehicle by which all claims, debt and obligations certain in the amount of $ ________________ owed by ACC to Creditor can be EXCHANGED for ACC common stock which is restricted pursuant to Section 144. This exchange of Creditor's debt for ACC stock constitutes a full and final settlement of all sums, debts and other obligations existing now or in the past between Creditor and ACC. The parties hereto expressly waive the provisions of California Civil Code section 1542, which has been separately bargained for and expressly consented to. Civil Code Section 1542 provides in part:

               "A general release does not extend to claim to which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor..."

       THEREFORE, THE PARTIES AGREE AS FOLLOWS:

       A. ACC shall issue one share of ACC common stock to Creditor for each $1.25 in debt, claims, and obligations currently owed by ACC to Creditor.

       B. Therefore pursuant to Paragraph A, ACC shall issue, forthwith, _____________ shares of its common stock to Creditor in exchange for the debt, claims and obligations set forth above in the amount of $ ___________.

       C. All issued common stock is restricted for the period of one year pursuant to Section 144 of the applicable SEC regulations.

       D. ACC may repurchase, at its option, the common stock issued above at the price of $1.50 within twelve months of the date set forth above.

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       E.  Creditor is not required to sell his shares to ACC as
provided in Paragraph D, and may sell his shares to any person at any time, at his discretion.

       F. Creditor acknowledges that the consideration for this transaction is to assist ACC in restructuring its financial position without court assistance.

       G. This agreement is binding upon both parties and Creditor acknowledges that he has been fully advised of the inherent risk in this transaction.

       H. The parties to this Agreement, and each of them, acknowledge that (1) this Agreement and its reduction in final written form is a result of extensive good faith negotiations between the parties; (2) the parties have carefully reviewed and examined this Agreement prior to executing it; and (3) the parties have carefully clarified any apparent ambiguities in this Agreement and agree that California Civil Code Section 1654 as it applies to ambiguity is not to be construed against the drafting party.

       I. This Agreement constitutes the full and entire agreement between the parties hereto and each such party acknowledges that there is no oral agreement, oral and/or written between the parties hereto. This is an integrated agreement as defined in California Code of Civil Procedure Section 1856 (a) and (b) as this writing is intended to be a complete and exclusive statement of the terms of the parties agreement with respect to the subject matter hereof.

       J. This Agreement is entered into in and shall be governed by the laws of the State of California


    _____________________________     ________________________________
    American Custom Components, Inc.
    by John Groom, President                        Creditor